Exhibit 10.11

PREFERRED STOCK EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of February 12, 2016, by and among Atrinsic, Inc. (the “Company”) and each investor that is a signatory to this Agreement (together, the “Investors”).

WHEREAS:

A. Each Investor currently holds that number of shares of Series A Preferred Stock of the Company as set forth below such Investor’s name on its signature page attached hereto (the “Investor Series A Shares”).

B. The Company and the Investors desire to enter into this Agreement, pursuant to which, among other things, each Investor shall exchange (the “Exchange”) the Investor Series A Shares for such number of shares of the Company Series B Preferred Stock as set forth below such Investor’s name on its signature page attached hereto (the “Exchange Shares”) in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

C. The Company, Protagenic Acquisition Corp. (“Acquisition Subsidiary”), a wholly-owned subsidiary of the Company, and Protagenic Therapeutics, Inc. (“PTI”) have entered into a Merger Agreement (the “Merger Agreement”) whereby Acquisition Subsidiary shall merge with and into PTI with PTI remaining as the surviving entity after the merger, whereby the stockholders of PTI will receive Company Series B Preferred Stock, in exchange for all of the capital stock of PTI.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investors hereby agree as follows:

1. EXCHANGE OF INVESTOR SERIES A SHARES. Simultaneous with the Closing (as defined in the Merger Agreement), each Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Investor Series A Shares for the Exchange Shares, without the payment of any additional consideration (the “Exchange”), as follows:

(a) In exchange for the Investor Series A Shares, on the date hereof the Company shall cause the Company’s transfer agent to record the Exchange Shares in the name of Strategic Bio Partners, LLC, the designee of the Investors, without need for the Investors to deliver or cause to be delivered to the Company the Investor Series A Shares. Immediately upon the issuance of the Exchange Shares, the Investor Series A Shares shall be cancelled.

(b) Other Documents. The Company and the Investors shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2. REPRESENTATIONS AND WARRANTIES

(i) Investor Representations and Warranties. Each Investor hereby represents and warrants to the Company that, as of the date hereof, such Investor is the sole owner of the Investor Series A Shares set out on such Investor’s signature page and transfers and delivers to the Company valid title to the Investor Series A Shares, free from all preemptive or similar rights, taxes, liens, charges and other encumbrances.

(ii) Company Representations and Warranties. The Company hereby represents and warrants to each Investor that, as of the date hereof,

(a)	Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Specifically, the Exchange and the issuance of the Exchange Shares is duly authorized and upon issuance in accordance with the terms of this Agreement, the Exchange Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

(b)	Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(c)	Noncontravention. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the articles or certificate of incorporation or bylaws of the Company, (b) require on the part of the Company any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any person any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which either is bound or to which any of their assets are subject, (d) result in the imposition of any security interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

3. COVENANTS.

(a) Disclosure of Transactions and Other Material Information. On or before 5:30 p.m., New York time, on or before the fourth (4th) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the form of this Agreement (including all attachments, the “8-K Filing”).

(b) Section 3(a)(9). The Company represents that the exchange of the Investor Series A Shares for the Exchange Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act and agrees not to take any position contrary to this Section 3(b). For the purposes of Rule 144 of the Securities Act, the Company acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Investor Series A Shares.

4. MISCELLANEOUS.

(a) Applicable Law; Venue.

(i) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

(ii) Each party hereto (a) submits to the jurisdiction of any state or federal court sitting in the County of New York in the State of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

(b) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(e) Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investors and the Company have caused their respective signature pages to this Preferred Stock Exchange Agreement to be duly executed as of the date first written above.

COMPANY

ATRINSIC, INC.

By:	/s/ Edward Gildea
Name:	Edward Gildea
Title:	President

IN WITNESS WHEREOF, the Investors and the Company have caused their respective signature page to this Preferred Stock Exchange Agreement to be duly executed as of the date first written above.

INVESTOR
Iroquois Master Fund Ltd.

By:
Name:	Joshua Silverman
Title:	Authorized Signatory

Aggregate Principal Amount of Series A Preferred Stock: 2,287,165,699

Number of Exchange Shares: 147,904

IN WITNESS WHEREOF, the Investors and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

INVESTOR
Hudson Bay Master Fund Ltd.

By:
Name:
Title:	Authorized Signatory

Aggregate Principal Amount of Series A Preferred Stock: 2,312,834,301

Number of Exchange Shares: 149,564